Exhibit 10.7

FORM OF
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

          This Supplemental Executive Retirement Agreement (the “Agreement”) is dated this [date], by and between East Boston Savings Bank, a corporation organized and existing under the laws of the Commonwealth of Massachusetts (the “Bank”) and [Name] (the “Director”).  The Agreement is to become effective [date].

          In consideration of the mutual covenants herein contained, the parties hereby agree as follows:

1.       Definitions.

          (a)          “Actuarial Equivalent” means a benefit of equivalent value when computed on the basis of an interest rate of 6.5% and the 1983 Group Annuity Mortality Table, Unisex (50% male, 50% female), with no setback; provided, however, that for purposes of determining the value of a lump sum distribution, the following assumptions will be used:

Interest:	Applicable interest rate under Section 417(e)(3) of the Code, as determined for the month of November of the preceding year.

Mortality:	Applicable mortality table under Section 417(e)(3) of the Code.

          (b)          “Accrued Benefit” means 50% of the Director’s Final Average Compensation if the Director has completed 120 Months of Service.  If the Director has not completed 120 Months of Service, his Accrued Benefit shall be determined by multiplying 50% of his Final Average Compensation by a fraction, the numerator of which shall be his actual Months of Service and the denominator of which shall be 120.

          (c)          “Code” means the Internal Revenue Code of 1986, as amended from time to time.

          (d)          “Final Average Compensation” means the average of the Director’s total annual fees from the Bank and Meridian Financial Services, Inc. (the “Holding Company”) and all their subsidiaries and affiliates, as reported on Form 1099, for the three calendar years during the Director’s service, whether or not consecutive, for which the Director’s annual fees were the highest.

          (e)          “Months of Service” means months (including partial months) of service as a Director of the Bank or the Holding Company.  The date the Director was first elected is [date].

          (f)          “Normal Form” means an unreduced life annuity with 50% spousal survivor annuity.

2.        Payments to Director.

          (a)          Retirement. If the Director continues to provide service to the Bank until his retirement at age 72, the Bank will pay to the Director annually, a benefit payable in the Normal Form in equal monthly installments commencing on the first day of the month next following the Director’s retirement, an amount equal to his Accrued Benefit.

          (b)          Death of the Director.

(i) If the Director dies while in service, the Bank will pay to the Director’s surviving spouse a benefit payable for her life assuming that the Director had retired the day before his death and had elected to receive his Accrued Benefit (as reduced by 2.5% each year and pro-rated for a partial year if the death occurs before the Director’s 72nd birthday) in the form of a joint and 100% spousal survivor annuity.  The Director may elect that payment of the death benefit be made in a lump sum or a life annuity with 120 monthly benefits guaranteed on an Actuarially Equivalent basis.  If there is no surviving spouse, the Bank shall pay the Director’s estate a lump sum which is the Actuarial Equivalent value of the Accrued Benefit payable over ten (10) years.

             (ii)         If the Director dies following the commencement of the payment of benefits under this Agreement, death benefits, if any, will be determined pursuant to the form of benefit payment in effect at the time of death.

          (c)          Disability of the Director. If the Director becomes permanently and totally disabled, as determined by a physician mutually acceptable to the Bank and the Director, and is unable to continue to serve as a Director, the Director shall be entitled to receive the benefit that would be payable under Section 2(a) above if the Director had retired at age 72 with 120 Months of Service.  Payments shall commence on the first day of the month next following the Director’s cessation of services.

          (d)          Other Termination. If the Director ceases to provide services to the Bank prior to attaining age 72 for any reason, other than death or disability, the Bank will pay to the Director annually, a benefit payable in the Normal Form in equal monthly installments commencing on the first day of the month next following the Director’s cessation of services, an amount equal to his Accrued Benefit, reduced by 2.5% for each year (and pro-rated for a partial year) benefits commence before the Director’s 72nd birthday.

          (e)          Optional Form of Payment. In lieu of the Normal Form provided by the foregoing provisions of this Paragraph 2, with the consent of the Bank, the Director may elect in advance an optional form of payment which is the Actuarial Equivalent of the Normal Form to which the Director is entitled, which optional form of payment may be a lump sum or a life annuity with 120 monthly benefits guaranteed. Such election shall be made within 30 days of the date of this Agreement.

3.       Nonassignable Rights.

          Except as otherwise provided by the Agreement, neither the Director nor his surviving spouse shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be nonassignable and nontransferable.

4.        General Obligation of the Bank.

          The benefits provided under the Agreement constitute a mere promise by the Bank to make payments in the future, and the rights of the Director hereunder shall be those of a general unsecured creditor of the Bank.  Nothing contained herein shall be construed to create a trust of any kind or to render the Bank a fiduciary with respect to the Director.  The Bank shall not be required to maintain any fund or segregate any amount or in any other way currently fund the future payment of any benefit provided under the Agreement, and nothing contained herein shall be construed to give the Director or any other person any right to any specific assets of the Bank or of any other person.

5.        Governing Law.

          The Agreement shall be construed under and governed by the laws of the Commonwealth of Massachusetts.

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          EXECUTED under seal as of the day and year first above written, in the case of the Bank by its duly authorized officer.

EAST BOSTON SAVINGS BANK

ATTEST:	BY:

[Name]
[Title]

WITNESS:	BY:

[Name]
Director

          This Agreement is joined in by Meridian Financial Services, Inc. for purposes of fulfilling the obligations of the Bank under Paragraph 2 hereof.

MERIDIAN FINANCIAL SERVICES, INC.

BY:

[Name]
[Title]

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ELECTION FORM

1.       Retirement Benefits

          I hereby elect to receive my benefits under the Supplemental Executive Retirement Agreement dated [date] (the “SERP”) as follows: (check one)

☐	Lump sum payable: (check one)

	☐	within 30 days of retirement.

	☐	in January of the year following retirement.

☐	Life annuity with 120 monthly benefits guaranteed.

2.       Death Benefits

          If my death should occur while serving as Director, I direct that any benefit payable under the SERP to my spouse be made as follows:

☐	Lump sum payable: (check one)

	☐	within 30 days of death.

	☐	in January of the year following death.

☐	Life annuity with 120 monthly benefits guaranteed.

3.       Acknowledgement

          I acknowledge that my above elections are irrevocable.  I further understand and acknowledge that if I do not make the election provided in Paragraph 1 above, my benefits will be paid to me in a form of a joint and 50% spousal survivor annuity, and if I do not make the election provided in Paragraph 2 above, any death benefits payable to my spouse will be made in the form of the survivor portion of a joint and 100% spousal survivor annuity (i.e., an annuity for her life).

          Executed this [date].

[Name]

AGREED TO:

EAST BOSTON SAVINGS BANK

By:

[Name]
[Title]

FIRST AMENDMENT
TO
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

A.       The Supplemental Executive Retirement Agreement (the “Agreement”) dated [date], by and between East Boston Savings Bank, a corporation organized and existing under the laws of the Commonwealth of Massachusetts (the “Bank”) and [Name] (the “Director”) is hereby amended as follows:

1. Section 1 is hereby amended by adding the following subsection (g) at the end thereof:

“(g)” ‘Normal Retirement Date’ shall mean December 31 of the calendar year in which the Director attains age 72.”

2. Section 2(a) is hereby amended by deleting the phrase “retirement at age 72” and substituting therefor the phrase “retirement at his Normal Retirement Date.”

3. Section 2(b) is hereby amended by deleting the phrase “the Director’s 72nd birthday” in the first sentence thereof and substituting therefor the phrase “the Director’s Normal Retirement Date.”

4. Section 2(c) is hereby amended by deleting the phrase “the Director had retired at age 72” and substituting therefor the phrase “the Director had retired at his Normal Retirement Date.”

5. Section 2(d) is hereby amended by deleting said subsection in its entirety and substituting the following in lieu thereof:

“(d)     Other Termination. If the Director ceases to provide services to the Bank prior to his Normal Retirement Date for any reason, other than death or disability, the Bank will pay to the Director annually a benefit payable in the Normal Form in equal monthly installments commencing on the first day of the month next following the Director’s cessation of services, an amount equal to his Accrued Benefit, reduced by 2.5 percent for each year (and pro-rated for a partial year) benefits commence before the Director’s Normal Retirement Date.”

B.       This First Amendment shall be effective as of [date].

C.       Except as amended herein, the Agreement is hereby confirmed in all other respects.

EXECUTED under seal as of the day and year first above written, in the case of the Bank by its duly authorized officer.

EAST BOSTON SAVINGS BANK

ATTEST:	BY:

[Name]
[Title]

WITNESS:	BY:

[Name]
Director